UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 23, 2011 (August 23, 2011)
Date of Report (Date of earliest event reported)

MODERN MOBILITY AIDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-168983	27-4677038
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1235 Bay St
Suite 400
Toronto
Ontario, Canada M5R 3K4
Attn:  Mohamed K. Karatella
(Address of Principal Executive offices)(Zip Code)

(416) 901-8831
(Registrant's telephone number Including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 18, 2011, we announced that we were effecting a 20 for 1 forward split of our shares of common stock outstanding.  All owners of record at the close of business on August 23, 2011 (record date) will receive 19 additional shares for every one share they currently own.  Payment of the additional shares will be made on the Payment Date, August 23, 2011.  If you are an owner of our shares of common stock, you do not need to surrender your shares.  The additional shares will be mailed to the address on record with the transfer agent or directly to your broker.  A “D” will appear in our ticker symbol for a 20 business day period beginning August 23, 2011.  After 20 business days, the symbol will revert back to its original symbol, MDRM.

Item 9.01    Exhibits.

None.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2011	MODERN MOBILITY AIDS, INC. (Registrant)

/s/ Mohamed K. Karatella
Mohamed K. Karatella, President, Chief Financial Officer, Treasurer and Principal Accounting Officer